Exhibit 16.1

December 9, 2022

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

(Grant Thornton Letterhead)

Re:    The Beneficient Company Group, L.P.

File No. 001-40872

Dear Sir or Madam:

We have read the section titled “Change in Accountants” in the accompanying Form S-4 of The Beneficient Company Group, L.P., initially filed December 9, 2022, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP